Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-228054 and 333-238731) and on Form S-8 (Nos. 333-229163 and 333-248479) of CollPlant Biotechnologies Ltd. of our report dated April 1, 2020 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 24, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited